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                                                                     EXHIBIT 4.2



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                                    GUARANTEE


                                      From


                                 AMR CORPORATION
                                  as Guarantor


                                       to


                                 CITIBANK, N.A.
                                   as Trustee




                                   Dated as of

                           [Description of Securities]




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                                    GUARANTEE

                  This Guarantee (this "Guarantee") made and entered into as of from AMR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, as guarantor (the "Guarantor"), to CITIBANK, N.A., Trustee, a national banking association organized and existing under the laws of the United States of America (the "Trustee"). Defined terms used herein without definition shall have the meanings given to them in the Indenture, dated as of March , 2002 between American Airlines, Inc., a Delaware corporation (the "Company"), and the Trustee, as supplemented by [description of Indenture Supplement] (the "Indenture").

                                    Recitals

                  The Guarantor is the parent corporation of the Company and has duly authorized the execution and delivery of this Guarantee to provide for the guarantee by the Guarantor for the benefit of the Holders of [description of Securities (the "Securities")] issued pursuant to the Indenture.

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:


                                    ARTICLE I

                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

                  Section 1.1. Guarantor Representations and Warranties. The Guarantor does hereby represent and warrant that it is a corporation duly incorporated and in good standing under the laws of the State of Delaware, has the power to enter into and perform this Guarantee and to own its corporate property and assets, has duly authorized the execution and delivery of this Guarantee by proper corporate action and neither this Guarantee, the authorization, execution, delivery and performance hereof, the performance of the agreements herein contained nor the consummation of the transactions herein contemplated will violate in any material respect any provision of law, any order of any court or agency of government or any agreement, indenture or other instrument to which the Guarantor is a party or by which it or its property is bound, or in any material respect be in conflict with or result in a breach of or constitute a default under any indenture, agreement or other instrument or any provision of its certificate of incorporation, bylaws or any requirement of law. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency,


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reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles.


                                   ARTICLE II

                            GUARANTEE OF OBLIGATIONS

                  Section 2.1. Obligations Guaranteed. The Guarantor hereby unconditionally guarantees (a) to each Holder of a Security authenticated and delivered by the Trustee or Authenticating Agent, the full and prompt payment of the principal of and premium, if any, and interest on, and any Redemption Price with respect to, such Security, when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise in accordance with the terms of the Security and the Indenture and (b) to the Trustee the full and prompt payment upon written demand therefor of all amounts due it in accordance with the terms of the Indenture. If for any reason the Company shall fail punctually to pay any such principal, premium, interest or Redemption Price, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise. All payments by the Guarantor hereunder shall be paid in lawful money of the United States of America.

                  Section 2.2. Obligations Unconditional. The obligations of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable and shall constitute a continuing guarantee of payment and not of collectability. Such obligations shall remain in full force and effect until this Guarantee shall terminate in accordance with the provisions of Section 5.1 hereof, and, to the maximum extent permitted by applicable law, such obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the
Guarantor:

                  (a) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in the Securities or the Indenture, or of the payment, performance or observance thereof;

                  (b) the failure to give notice to the Guarantor of the occurrence of any default or an Event of Default under the terms and provisions of the Securities or the Indenture;

                  (c) the assignment or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee;

                  (d) the extension of the time for payment of any principal of, premium, if any, or interest on, or any Redemption Price with respect to the Securities or of the time for


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         performance of any obligations, covenants or agreements under or arising out of the Securities or the Indenture or the extension or the renewal of any thereof;

                  (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Securities or the Indenture;

                  (f) the taking or the omission to take any of the actions referred to in this Guarantee or in the Indenture;

                  (g) any failure, omission or delay on the part of, or the inability of, the Trustee or the Holders of the Securities to enforce, assert or exercise any right, power or remedy conferred on the Trustee, such Holders or any other person in this Guarantee or in the Indenture for any reason;

                  (h) the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Company or any or all of its assets, or any allegation or contest of the validity of the Securities or the Indenture or the disaffirmance of the Securities or the Indenture in any such proceeding; it being specifically understood, consented and agreed to that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such proceedings had not been instituted, and it is the intent and purpose of this Guarantee that the Guarantor shall and does hereby waive, to the maximum extent permitted by applicable law, all rights and benefits which might accrue to the Guarantor by reason of any such proceedings;

                  (i) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee;

                  (j) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guarantee;

                  (k) the release, substitution or replacement of any security pledged for the benefit of the Holders of the Securities under the Indenture;

                  (l) the disposition by the Guarantor of any or all of its interest in any capital stock of the Company, or any change, restructuring or termination of the corporate structure, ownership, corporate existence or any rights or franchises of the Company;


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                  (m) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or

                  (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

                  Section 2.3. No Waiver or Set-Off. The Guarantor agrees that, to the maximum extent permitted by law, (a) no act of commission or omission of any kind or at any time on the part of the Trustee or any Holder of the Securities, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Trustee or such Holders to enforce any right, power or benefit under this Guarantee, and (b) no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance), which the Guarantor or the Company has or may have against the Trustee or such Holders or any assignee or successor thereof shall be available hereunder to the Guarantor.

                  Section 2.4. Waiver of Notice; Expenses. The Guarantor hereby expressly waives notice from the Trustee or the Holders of the Securities of their acceptance and reliance on this Guarantee. The Guarantor further waives, to the maximum extent permitted by law, any right that it may have (a) to require the Trustee or the Holders of the Securities to take action or otherwise proceed against the Company, (b) to require the Trustee or the Holders of the Securities to proceed against or exhaust any security pledged for the benefit of the Holders of the Securities under the Indenture or (c) to require the Trustee or the Holders of the Securities otherwise to enforce, assert or exercise any other right, power or remedy that may be available to the Trustee or such Holders. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees and expenses, that may be incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the Holders of the Securities following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

                  Section 2.5. Subrogation of Guarantor; Subordination. Notwithstanding any payment or payments made by the Guarantor, the Guarantor agrees that it will not enforce, by reason of subrogation, contribution, indemnity or otherwise, any rights the Trustee or the Holders of the Securities may have against the Company until all of the Securities guaranteed hereby shall have been finally, indefeasibly and unconditionally paid in full. Any claim of the Guarantor against the Company arising from payments made by the Guarantor by reason of this Guarantee shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Securities guaranteed hereby.

                  Section 2.6. Reinstatement. This Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Company or the Guarantor in respect of any of the Securities is rescinded or must otherwise be restored or returned by the Trustee or any Holder of such Securities for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the


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Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company or any substantial part of its properties, or otherwise, all as though such payment had not been made.

                  Section 2.7. Rights of Holders. The Guarantor expressly acknowledges that (a) this Guarantee will be deposited with the Trustee to be held for the benefits of the Holders of the Securities; (b) the Trustee has the right to enforce this Guarantee on behalf of the Holders of the Securities; (c) the Holders of a majority in aggregate principal amount of the Outstanding Securities (voting as a class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to this Guarantee, or to waive any default hereunder and its consequences (other than a default in any payment required hereunder); provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Guarantee, (ii) the Trustee may refuse to follow any direction that is unduly prejudicial to the rights of the Holders of the Securities not consenting, or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (d) any Holder of a Security shall have the right to institute any proceeding, judicial or otherwise, to enforce its rights under this Guarantee without first instituting a legal proceeding against the Trustee, the Company or any other Person.


                                   ARTICLE III

                           COVENANTS OF THE GUARANTOR

                  [Section 3.1. Consolidation or Merger of the Guarantor. The Guarantor may merge or consolidate with or into any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, if (a) (i) in the case of a merger or consolidation, the Guarantor is the surviving corporation or (ii) in the case of a merger or consolidation where the Guarantor is not the surviving corporation and in the case of any sale, conveyance, transfer or other disposition, the resulting, surviving or transferee Person is organized and existing under the laws of the United States or a State thereof and such Person expressly assumes by supplemental agreement all the obligations of the Guarantor under this Guarantee and (b) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor Person of the obligations of the Guarantor as provided in clause
(a)(ii) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Guarantor hereunder and all such obligations of the Guarantor shall terminate.

                  Section 3.2. Reports by the Guarantor. During the term hereof, the Guarantor covenants:


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                  (a) to file with the Trustee, within 30 days after the
         Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission pursuant to
         Section 314(a) of the Trust Indenture Act such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in this Guarantee and the Indenture, as may be required from time to time by such rules and regulations;

                  (c) to transmit to all Holders of the Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to subsections (a) and (b) of this
         Section 3.2, as may be required by rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act; and

                  (d) to deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Guarantor's compliance with all conditions and covenants under this Guarantee. For purposes of this Section 3.2, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Guarantee.][Delete if comparable provisions are included in applicable Indenture Supplement.]


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                                   ARTICLE IV

                                     NOTICES

                  Section 4.1. Notices. All notices, certificates or other communications to the Guarantor hereunder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at AMR Corporation, MD 5566, P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Guarantor.


                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1. Effective Date; Termination. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the date of the initial delivery of and authentication of the Securities. Subject to
Section 2.6, this Guarantee shall terminate on such date as the Indenture is discharged and satisfied as to the Securities.

                  Section 5.2. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide the Trustee with such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee that relate to the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

                  Section 5.3. Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee or Holders of the Securities is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee and Holders of the Securities to exercise any remedy reserved to it in this Guarantee, to the maximum extent permitted by applicable law, it shall not be necessary to give any notice. In the event any provision contained in this Guarantee should be breached, and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. To the maximum extent permitted by applicable law, no waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Guarantee.


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                  Section 5.4.  Amendments.  This Guarantee may be amended or modified only by an instrument in writing signed by the duly authorized representatives of the parties hereto.

                  Section 5.5. Entire Agreement; Counterparts. This Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  Section 5.6. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.

                  Section 5.7. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Guarantee is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Guarantee, the latter provision shall control. If any provision of this Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee as so modified, or to be excluded, as the case may be, whether or not such provision of this Guarantee refers expressly to such provision of the Trust Indenture Act.


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                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in is corporate name, as of the date first above written.

                                             AMR CORPORATION


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------



                                             CITIBANK, N.A.
                                              as Trustee


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------














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